UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the Company), in connection with the matters described herein.

Item 2.02  Results of Operations and Financial Condition

On October 28, 2009, the Company issued a press release reporting its financial results for the three and nine months ended September 30, 2009.  A copy of this release is furnished as Exhibit 99.1 to this report.  The information contained in this report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 29, 2009, the Company will conduct a properly noticed conference call to discuss its results of operations for the third quarter of 2009 and to answer any questions raised by the call’s audience. A copy of the presentation to be used in connection with this conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01  Other Events

As reported in the Company’s October 28, 2009 press release, the Company reported the following financial results for the nine months ended September 30, 2008 and 2009:

	Nine Months Ended September 30,
	2008	2009
	(in thousands)
Revenue	$3,845,533	$2,869,321
Operating income	$266,556	$101,397
Income (loss) from continuing operations	$58,786	$(78,768)
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$77,390	$(30,949)
EBITDA (1)	$335,527	$204,967

(1)          EBITDA represents earnings before net interest expense, write-off of financing costs, income taxes, depreciation and amortization.  Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangible assets created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance.  As a result, our management uses EBITDA as a measure to evaluate the operating performance of our various business segments and for other discretionary purposes, including as a significant component when measuring our operating performance under our employee incentive programs. Additionally, we believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results of operations.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

EBITDA is calculated as follows:

	Nine Months Ended September 30,
	2008	2009
	(in thousands)
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$77,390	$(30,949)
Add:
Depreciation and amortization (i)	74,328	74,003
Interest expense (ii)	127,504	136,291
Write-off of financing costs	—	29,255
Provision for income taxes (iii)	70,536	1,157
Less:
Interest income (iv)	14,231	4,790
EBITDA (v)	$335,527	$204,967

(i)             Includes depreciation and amortization related to discontinued operations of $0.1 million for the nine months ended September 30, 2008.

(ii)          Includes interest expense related to discontinued operations of $0.6 million for the nine months ended September 30, 2008.

(iii)       Includes provision for income taxes related to discontinued operations of $6.0 million for the nine months ended September 30, 2009.

(iv)      Includes interest income related to discontinued operations of $0.1 million for the nine months ended September 30, 2009.

(v)         Includes EBITDA related to discontinued operations of $16.9 million for the nine months ended September 30, 2009.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99.1) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and its management.  The Company’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, those factors set forth in the press release attached hereto as Exhibit 99.1 and the risk factors set forth in the Company’s filings with the SEC, which includes Item 1A, Risk Factors, of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

The exhibits listed below are being furnished with this Form 8-K:

Exhibit No.

99.1	Press Release of Financial Results for the Third Quarter of 2009
99.2	Conference Call Presentation for the Third Quarter of 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2009	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ ROBERT E. SULENTIC
Robert E. Sulentic
Chief Financial Officer